DLA Piper LLP (US)

2525 E. Camelback Road, Suite 1000
Phoenix, AZ 85016

Exhibit 5.1

March 13, 2026

Amtech Systems, Inc.

58 South River Drive, Suite 370

Tempe, Arizona 85288

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Amtech Systems, Inc., an Arizona corporation (the “Company”), in connection with the filing of the Registration Statement on Form S-3 filed on June 23, 2023 (the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the Company’s:

(i) common stock, par value $0.01 per share (the “Common Stock”);

(ii) preferred stock, par value $0.01 per share (the “Preferred Stock”);

(iii) senior debt securities (the “Senior Debt Securities”);

(iv) subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities” )

(v) warrants representing rights to purchase Common Stock, Preferred Stock, or Debt Securities in one or more series (the “Warrants”); and

(vi) units comprised of one or more shares of Common Stock or Preferred Stock, Debt Securities or Warrants in any combination (the “Units,” and together with the Common Stock, the Preferred Stock, the Debt Securities, and the Warrants, the “Securities”).

All of the Securities may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

We have been advised by the Company, and for purposes of this opinion we have assumed, that:

1.
The rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation privileges of each series of Preferred Stock will be set forth in a certificate of designation to be approved by the Company’s Board of Directors (the “Board”), or in an amendment to the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), to be approved by the Board and shareholders, and that one or both of these documents will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective;

2.
The Senior Securities will be issued pursuant to an indenture between the Company and a trustee to be named in such indenture, a form of which indenture has been filed as an exhibit to the Registration Statement;

3.
The Subordinated Debt Securities will be issued pursuant to an indenture between the Company and a trustee to be named in such indenture, a form of which indenture has been filed as an exhibit to the Registration Statement;

4.
The particular terms of any Debt Securities will be set forth in a supplement to the prospectus forming a part of the Registration Statement;

5.
Any Warrants will be issued pursuant to a warrant agreement to be entered into between the Company and a bank or other financial institution, as warrant agent (the “Warrant Agreement”). The Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of Warrants will be set forth in a supplement to the prospectus forming a part of the Registration Statement; and

6.
Any Units will be issued pursuant to a unit agreement to be entered into between the Company and a bank or other financial institution, as unit agent (the “Unit Agreement”). The Unit Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of Units will be set forth in a supplement to the prospectus forming a part of the Registration Statement.

In rendering the opinions set forth below, we have further assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any further amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (vi) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission (the “Commission”) describing the Securities offered thereby; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) the Company will have reserved from its authorized but unissued and unreserved shares of stock a number sufficient to issue all Securities, when applicable; (x) the certificates representing the Securities will be duly executed and delivered; (xi) if the holders of the Debt Securities are granted rights to inspect corporate books and records and to vote in the election of directors or any matters on which stockholders of the Company may vote, such rights will be set forth in the Amended and Restated Articles of Incorporation or the Amended and Restated Articles of Incorporation will then grant to the Board the power to confer such voting or inspection rights and the Board will have conferred such rights; and (xii) any indenture governing the Debt Securities, Warrant Agreement or Unit Agreement will be governed by the laws of the State of New York. We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Arizona and the laws of the State of New York.

We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. Based upon such examination and subject to the further assumptions, qualifications and limitations contained herein, we are of the following opinion:

1.
The Common Stock will be validly issued, fully paid and nonassessable, assuming that (i) the Board or an authorized committee thereof will have specifically authorized the issuance of such Common Stock in exchange for consideration that the Board or such committee determines as adequate and in excess of the par value of such Common Stock (“Common Stock Authorizing Resolutions”), and (ii) the Company has received the consideration provided for in the applicable Common Stock Authorizing Resolutions.

2.
The Preferred Stock will be validly issued, fully paid and nonassessable, assuming that (i) the Board or an authorized committee thereof will have specifically authorized the issuance of such Preferred Stock in exchange for consideration that the Board or such committee determines as adequate and in excess of the par value of such Preferred Stock (“Preferred Stock Authorizing Resolutions”), (ii) the rights, preferences, privileges and restrictions of the Preferred Stock have been duly established in conformity with applicable law, (iii) an appropriate certificate of designation approved by the Board, or an amendment to the Amended and Restated Articles of Incorporation approved by the Board and shareholders, has been filed with the State of Arizona, (iv) the terms of the offer, issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (v) the Company has received the consideration provided for in the applicable Preferred Stock Authorizing Resolutions.

3.
The Debt Securities will constitute valid and legally binding obligations of the Company, assuming that (i) the Board or an authorized committee thereof will have specifically authorized the issuance of such Debt Securities in exchange for consideration that the Board or such committee determines as adequate (“Debt Securities Authorizing Resolutions”), (ii) the applicable indenture conforms with applicable law and is enforceable in accordance with its terms, (iii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable indenture, the Amended and Restated Articles of Incorporation and Debt Securities Authorizing Resolutions and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and offered, issued and sold as contemplated in the Registration Statement, and (v) the Company has received the consideration provided for in the applicable Debt Securities Authorizing Resolutions.

4.
The Warrants will constitute valid and legally binding obligations of the Company, assuming that (i) the Board or an authorized committee thereof will have specifically authorized the issuance of such Warrants in exchange for consideration that the Board or such committee determines as adequate (“Warrant Authorizing Resolutions”), which include the terms upon which the Warrants are to be issued, their form and content and the consideration for which shares are to be issued upon exercise of the Warrants, (ii) the Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered and is enforceable in accordance with its terms, (iii) the terms of the offer, issuance and sale of such Warrants have been duly established in conformity with the Warrant Agreement, (iv) the Warrant Agreement and the offer, issuance and sale of the Warrants do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) such Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and offered, issued and sold as contemplated in the Registration Statement, the applicable Warrant Authorizing Resolutions and the Warrant Agreement, and (vi) the Company has received the consideration provided for in the applicable Warrant Authorizing Resolutions.

5.
The Units will constitute valid and legally binding obligations of the Company, assuming that (i) the Board or an authorized committee thereof will have specifically authorized the issuance of such Units in exchange for consideration that the Board or such committee determines as adequate (“Unit Authorizing Resolutions”), which include the terms upon which the Units are to be issued, their form and content and the consideration for which the Units are to be issued, (ii) the Unit Agreement relating to the Units has been duly authorized, executed and delivered and is enforceable in accordance with its terms, (iii) the terms of the offer, issuance and sale of such Units have been duly established in conformity with the Unit Agreement, (iv) the Unit Agreement and the offer, issuance and sale of the Units do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) such Units have been duly executed and countersigned in accordance with the Unit Agreement and offered, issued and sold as contemplated in the Registration Statement, the applicable Unit Authorizing Resolutions and the Unit Agreement, and (vi) the Company has received the consideration provided for in the applicable Unit Authorizing Resolutions.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or the Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

We express no opinions concerning (i) the validity or enforceability of any provisions contained in indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the validity or enforceability of any provisions contained in Warrant Agreements or Unit Agreements that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law.

In providing this opinion, we have relied as to certain matters on information obtained from public officials and officers of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Registration Statement.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)